EXHIBIT 99.1

PACER TECHNOLOGY

Quarterly Report on Form 10-Q
for the Quarter ended March 31, 2003

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

          The undersigned, who is the Chief Executive Officer of Pacer Technology (the “Company”), hereby certifies that (i) the Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, as filed by the Company with the Securities and Exchange Commission (the “Quarterly Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 13, 2003
/s/ RICHARD S. KAY

Richard S. Kay Chairman, Chief Executive Officer and President

A signed original of this written statement required by Section 906 has been provided to Pacer Technology and will be retained by Pacer Technology and furnished to the Securities and Exchange Commission or its staff upon request.